Exhibit 10.1
SEVERANCE AGREEMENT
THIS SEVERANCE AGREEMENT (“Agreement”) is made as of August 9, 2006, by and between Big 5 Corp., a Delaware corporation (referred to in this Agreement as the “Company”) and Barry D. Emerson (referred to in this Agreement as “Employee”).
Recitals
A.	Employee is employed by the Company in the position of Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. His employment with the Company commenced on September 12, 2005.

B.	The Company has previously agreed to enter into a mutually acceptable severance agreement with Employee in connection with such employment.
NOW, THEREFORE, in consideration of the mutual promises and conditions contained in this Agreement, the Company and Employee agree as follows:
1. At Will Employment
Employee understands and agrees that his employment with the Company is “at-will”. This means that both the Company and Employee have the right to terminate the employment relationship at any time, for any reason, with or without prior notice or cause. This at-will relationship will remain in effect throughout Employee’s employment with the Company. Therefore, except as expressly set forth in paragraph 2 below, nothing in this Agreement or any other Company document or statement should be understood as creating guaranteed or continued employment, a requirement that “cause” exist before termination, or any other guaranteed or continued benefits.
2. Termination of Employment by the Company Other Than for Cause
If the Company terminates Employee’s employment at any time, other than for “cause” (as defined below), the Company shall pay or provide to Employee (following receipt from Employee and the effectiveness of a general release of all claims in form and substance satisfactory to the Company) the following:
a.)	The prorated payment of Employee’s then-current annual base salary through the date of termination to the extent not yet paid;

b.)	The payment of accrued and unused vacation though the date of termination;

c.)	A lump-sum amount equal to one-year of Employee’s then-current annual base salary, less applicable tax withholding;

d.)	Continued health insurance coverage for Employee and his family for one year from the date of termination, paid by the Company under COBRA; and

e.)	The payment of any unpaid reimbursable business expenses incurred and documented by Employee.
For purposes of this Agreement, “cause” shall be mean (a) willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company, or (b) gross negligence or intentional misconduct with respect to the performance of Employee’s duties.
3. Assignment
This Agreement is personal to Employee and shall not be assigned by Employee. Any such assignment shall be null and void.
4. Severability
The provisions of the Agreement are divisible. If any such provision shall be deemed invalid or unenforceable, such provision shall be deemed limited to the extent necessary to render it valid and enforceable and the remaining provisions of this Agreement shall continue in full force and effect without being impaired or invalidated in any way.
5. Waiver
No delay or omission by the Company or Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. No waiver of any provision of this Agreement, or consent to any departure by either party from any provision of this Agreement, shall be effective in any event unless it is in writing, designated a waiver, and signed by the party waiving the provision. Such a waiver shall be effective only in the specific instance and for the purpose for which it is given.
6. Construction and Governing Law
The captions used in connection with this Agreement are for reference purposes only and shall not be construed as part of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
7. Entire Agreement
This Agreement supersedes all prior agreements, understandings, and communications between Employee and the Company, whether written or oral, express or implied, relating to the subject matter of this Agreement and is intended as a complete and final expression of the terms of the agreement between Employee and the Company with respect to such subject matter.

8. Amendment
This Agreement may not be altered or amended except in a writing signed by both parties to this Agreement.
9. Legal Counsel
Employee and the Company recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BIG 5 CORP.

By:	/s/ Gary S. Meade	/s/ Barry D. Emerson

	Gary S. Meade	Barry D. Emerson
Senior Vice President and General Counsel

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